UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 346-4700

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Executive Officer Promotions
On August 1, 2006, MGI PHARMA, INC. (“MGI PHARMA” or the “Company”) made the following promotions of certain of its executive officers: Eric P. Loukas, the Company’s Senior Vice President, General Counsel and Secretary, was promoted to Executive Vice President and Chief Operating Officer; Mary Lynne Hedley, Ph.D., the Company’s Senior Vice President, Research and Development, was promoted to Executive Vice President and Chief Scientific Officer; and William F. Spengler, the Company’s Senior Vice President and Chief Financial Officer, was promoted to Executive Vice President and Chief Financial Officer.
Base Salaries and Incentive Compensation Plan Participation
In connection with these promotions, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) authorized the increase in the annual base salaries of the following executive officers of the Company to the amounts set forth beside each such executive officer’s name:
Leon O. Moulder, President and Chief Executive Officer -$520,000 per year; Eric P. Loukas, Executive Vice President and Chief Operating Officer — $350,000 per year; Mary Lynne Hedley, Ph.D., Executive Vice President and Chief Scientific Officer — $350,000 per year; and William F. Spengler, Executive Vice President and Chief Financial Officer — $350,000 per year
Additionally, the Compensation Committee approved the participation of Mr. Moulder in the Company’s short-term cash incentive compensation program (the “Short-Term Incentive Plan”) with a bonus target of 75% of his annual base salary, and the participation of Dr. Hedley and Messrs. Loukas and Spengler in the Short-Term Incentive Plan with bonus targets of 50% of their annual base salaries.
Additional Executive Compensation
The Compensation Committee also approved a monthly allowance of $1,800 for Mr. Spengler to offset his housing and auto expenses related to certain travel and lodging costs he incurs in fulfilling his obligations to the Company.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of
Principal Officers.
Appointment of Principal Operating Officer
On August 1, 2006, the Company appointed Eric P. Loukas as its Executive Vice President and Chief Operating Officer. Mr. Loukas previously served as the Company’s Senior Vice President, General Counsel and Secretary. Under his new position, Mr. Loukas will also continue in his current roles until a successor is named. Mr. Loukas had been Senior Vice President, General Counsel and Secretary of the Company since January 2005; and Vice President, General Counsel and Secretary from July 2004 to

January 2005. Prior to joining the Company in July 2004, Mr. Loukas served as Division Counsel at 3M Pharmaceuticals since 1997.
A copy of the press release announcing Mr. Loukas’ appointment to Executive Vice President and Chief Operating Officer is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
          The following are filed as exhibits to this Current Report on Form 8-K:
99.1	MGI PHARMA, INC. press release dated August 7, 2006, announcing executive appointments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGI PHARMA, INC.

Date: August 7, 2006	By:	/s/ William F. Spengler
William F. Spengler
Senior Vice President and
Chief Financial Officer

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